Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Third Quarter and Nine- Month 2021 Results

OLD BRIDGE, NJ / October 22, 2021 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced its sales and results for the third quarter and nine months ended September 30, 2021.

Blonder Tongue Laboratories, Inc. net sales increased $1,000 or 0.02% to $4,172,000 for the third quarter of 2021 from $4,171,000 for the comparable period in 2020. Net loss for the three months ended September 30, 2021, was $(201,000) or $(0.02) per diluted share, compared to a net loss of $(1,787,000) or $(0.18) per diluted share for the comparable period in 2020.

Commenting on the third quarter results, Ted Grauch, Blonder Tongue Laboratories’ President and CEO noted, “The Company made strong progress in the third quarter on several fronts. We’ve continued to grow sales of our high technology and higher margin IP video encoding, transcoding, transmission, video security and video signal processing product lines such as the NXG, Clearview and Aircaster™ lines. We’ve done a great job during the quarter turning a number of customer relationships into longer term supply commitments, and we’ve greatly increased our bookings and multi-month product backlog in the process. Additionally, we’ve been able to keep our operating expenses under tight control, while at the same time, we’ve released a number of new products and product enhancements, and brought on new customers in the third quarter, all of which is providing us optimism in increasing sales for future quarters. Some of those include significant product design wins at large service operator accounts.

During the last three months, the Company experienced a specific short-term semiconductor supply chain disruption. This disruption and related increase in the cost of some semiconductors had a material adverse impact on our results of operations for the quarter.  The unexpected increase in material costs negatively affected our margins and delays in obtaining a portion of our semiconductor supply resulted in delayed product shipments of several products by as much as a month in some cases. Based on negotiations with and agreement from our key customers, we’ve been able to successfully implement certain product price increases to offset our higher material costs on certain affected products. We were also able to resume full production of the products affected by the supply chain issues by the end of the quarter. Overall, as we enter the fourth quarter, the Company is seeing growing bookings and a recovering telecommunications, cable TV, and fiber optic technology market place, but, at the same time a tightening of the supply chain situation on a range of semiconductor and other electronics components. We’ve compensated by performing longer look-ahead planning of our manufacturing jobs, but it appears that disruptions in the supply chain will continue to provide challenges for the whole industry into 2022.”

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

The third quarter included an increase in sales of IP video transcoder products and NXG IP digital video processing products, offset by a decrease in sales of analog video headend products, Consumer Premise Equipment (CPE) products and Hybrid Fiber-Coax (HFC) distribution products. Sales of transcoder products were $1,732,000 and $543,000, NXG products were $420,000 and $89,000, analog video headend products were $176,000 and $323,000, CPE products were $113,000 and $1,379,000 and HFC distribution products were $404,000 and $599,000 for the third three months of 2021 and 2020, respectively.

For the nine months ended September 30, 2021, net sales decreased $291,000 or 2.4% to $11,761,000 in 2021 from $12,052,000 for the comparable period in 2020. Net income for the nine months ended September 30, 2021, was $1,011,000 or $0.08 per diluted share, compared to a net loss of $(5,061,000) or $(0.52) per diluted share for the comparable period in 2020. Net income for the nine months ended September 30, 2021 included $1,769,000 related to a gain on debt forgiveness of the Company’s PPP loan and $1,804,000 of other income related to the Employee Retention Tax Credit. Net cash used in operating activities was $(627,000) for the first nine months of 2021, compared to net cash used in operating activities of $(2,149,000) for the comparable period of 2020.

The decrease in sales for the nine months is primarily attributable to a decrease in sales of DOCSIS data products, digital video headend products, HFC distribution products, CPE products and analog video headend products, offset by an increase in sales of video transcoder products and NXG products. Sales of DOCSIS data products were $681,000 and $1,807,000, digital video headend products were $2,348,000 and $2,603,000, HFC distribution products were $1,327,000 and $1,769,000, CPE products were $1,096,000 and $3,051,000, analog video headend products were $657,000 and $838,000, transcoder products were $3,805,000 and $937,000 and NXG products were $1,311,000 and $570,000 in the first nine months of 2021 and 2020, respectively.

The Company expects bookings of transcoder products to remain healthy as market exposure to, and acceptance of, those products continues. The Company expects sales of CPE products to continue to trend lower than in prior periods as the Company, consistent with its business plan, transitions those products into a higher margin but lower revenue services, fulfillment, and support business model, and works to promote an expanded array of distribution, content delivery and processing technologies to those service-provider customers.

The Company’s primary sources of liquidity have been its existing cash balances, cash generated from operations, amounts available under its revolving credit facility (“the MidCap Facility”), amounts available under the Subordinated Loan Facility and cash generated from sales of its common stock, as well as funds made available to the Company through participation in several federal government financial assistance programs implemented pursuant to the Coronavirus Aid, Relief, and Economic Security Act, including the Paycheck Protection Program and the Employee Retention Tax Credit. At September 30, 2021, the Company had $516,000 available under the MidCap Facility.

As disclosed in the Company’s 2020 Annual Report on Form 10-K, last year the Company experienced a decline in sales, a reduction in working capital, a loss from operations and net cash used in operating activities, in conjunction with liquidity constraints. These factors raised substantial doubt about the Company’s ability to continue as a going concern. Certain of the above factors still exist. Accordingly, there still exists substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Conference Call Reminder

Details of the live teleconference:

Date: Friday, October 22, 2021

Time: 11:00 a.m. Eastern Time (10:00 a.m. CT, 8:00 a.m. PT)

Investor Dial-in (US & Canada Toll-Free):  877-545-0523

International: 973-528-0016

Entry Code: 526884

The audio replay will be available under Investor Related Information on the Blonder Tongue Investor Relations webpage.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of telecommunications and cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, the Company notes that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company’s business include, but are not limited to, those matters discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of the Company’s subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, anticipated growth trends in the Company’s business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding the Company’s ability to continue as a going concern and the Company’s ability to maintain the listing of its shares on the NYSE American. Readers also should carefully review the risk factors included in other documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. The Company’s actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

Press Contacts:

Bob Gold

Bob Gold & Associates

bob@bobgoldpr.com

(office) 310-320-2010

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Blonder Tongue Laboratories, Inc.

Condensed Consolidated Summary of Operating Results

(unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

Net sales	$4,172	$4,171	$11,761	$12,052
Gross profit	1,499	735	4,489	2,523
Loss from operations	(703)	(1,682)	(2,183)	(4,809)
Net (loss) income	$(201)	$(1,787)	$1,011	$(5,061)
Basic net (loss) income per share	$(0.02)	$(0.18)	$0.08	$(0.52)
Diluted net (loss) income per share	$(0.02)	$(0.18)	$0.08	$(0.52)
Basic weighted average shares outstanding	12,227	9,771	11,956	9,767
Diluted weighted average shares outstanding	12,227	9,771	15,311	9,767

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Blonder Tongue Laboratories, Inc

Condensed Consolidated Summary Balance Sheets

(in thousands)

	(unaudited)
	September 30, 2021	December 31, 2020

Current assets	$7,639	$6,104
Property, plant and equipment, net	622	429
Total assets	12,130	11,130
Current liabilities	5,640	5,534
Long-term liabilities	2,735	4,359
Stockholders’ equity	3,755	1,237

Total liabilities and stockholders’ equity	$12,130	$11,130

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

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